UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2006

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Today, Navistar International Corporation (the company) issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein, reporting unaudited year end manufacturing cash balances of approximately $875 million.

ITEM 8.01. OTHER EVENTS

Today, Navistar International Corporation (the company) issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein, and filed a Form 12b-25 (Notification of Late Filing), announcing that the company will be unable to timely file its Annual Report on Form 10-K for the period ended October 31, 2005 due to ongoing discussions with its registered public accounting firm, Deloitte and Touche, LLP, on a number of open items, including some complex and technical accounting issues. The company further stated in its press release that it may be delayed in announcing financial results of its first quarter ending January 31, 2006 and that it will postpone its annual meeting of shareowners, previously scheduled for February 21, 2006, to a later date to be announced.

For further information, the company has approximately $1.45 billon of outstanding long-term debt issued under various trust indentures between the company and BNY Midwest Trust Company as trustee. Each indenture requires that the company timely file, and/or deliver to the trustee (within specified periods of time) a copy of, its annual filings with the Securities and Exchange Commission (SEC).  The delay in filing the company’s financial statements (as disclosed above), or delivering a copy thereof to the trustee, will not result in the automatic acceleration of maturity of any series of the company's long-term debt.  However, either the trustee or 25% or more of the holders of each series of debt issuance have the right to notify the company of its nonperformance and declare an event of default under such indenture. The company currently has no reason to believe that this notice will be given.  However, if a notice of default were to be delivered to the company, the company would have no less than 30 days to cure such event of default. If the company does not cure the event of default within the required time period, then either the trustee or 25% or more of the holders of each series of debt issuance would have the right to declare the principal amount and all accrued interest under such series of indebtedness due and payable, unless a waiver is obtained from holders of 51% or more of the aggregate principal indebtedness under each series of the long-term debt.  Any acceleration of maturity of the company's long-term debt issued under any of the respective indentures could lead to the acceleration of the maturity of the indebtedness under the company's other indentures, an automatic default, termination of unused commitments and acceleration under Navistar Financial Corporation’s, the company’s captive finance subsidiary, (NFC) revolving credit facility and default under certain other indebtedness of the company and NFC.

The company also has total maximum obligations of approximately $490 million as of October 31, 2005 under certain leases which have a similar requirement that the company timely file, and/or deliver to the lessor (within specified periods of time) a copy of, its annual filings with the SEC. Failure to comply with this requirement beyond the specified cure period in the leases would give the lessors the right to declare a default under the lease and take other adverse actions. The company currently has no reason to believe that any lessor would declare a default.

The failure of the company to timely file its Annual Report on Form 10-K for the period ended October 31, 2005 (as discussed above) results in a default under NFC’s $1,200,000,000 revolving credit facility (the “Credit Agreement”). If a default exists under the Credit Agreement, NFC may not incur any additional indebtedness under the Credit Agreement until the default is cured or waived. NFC has stated in its Form 8-K filed today that it received a waiver of such default under the Credit Agreement through May 31, 2006.

NFC, which is not an accelerated filer, has until January 30, 2006 to file its Annual Report on Form 10-K for the period ended October 31, 2005 and to deliver its audited financial statements to its lenders under the Credit Agreement. NFC has stated in its Form 8-K filed today that it is unable to predict whether it will be able to file its Annual Report on Form 10-K on a timely basis. The failure of NFC to timely file its Annual Report on Form 10-K for the period ended October 31, 2005 and/or deliver its audited financial statements to its lenders under the Credit Agreement will further result in a default under the Credit Agreement. NFC has stated in its Form 8-K filed today that it has also received a waiver of any such potential default under the Credit Agreement through May 31, 2006.

These waivers will permit NFC to incur additional borrowings under the Credit Agreement through May 31, 2006, provided no other un-waived defaults occur. In the event that NFC has not cured any existing defaults by May 31, 2006, it will again no longer be able to incur additional indebtedness under the Credit Agreement unless it obtains a subsequent waiver. In the event that NFC does not cure the waived defaults by May 31, 2006 or if, prior to that date, the holders of greater than $50 million of the company’s indebtedness have the right to accelerate such indebtedness, or any other un-waived default occurs (unless additional waivers thereof are obtained), an event of default will then have occurred under the Credit Agreement and the administrative agent or the lenders will then have the ability to terminate the credit facility and demand immediate payment of all amounts outstanding under the Credit Agreement, which as of the date hereof is $638 million. Such a demand for payment would result in defaults under numerous other credit facilities and other agreements of NFC and its affiliates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is deemed to be filed under the Securities Exchange Act of 1934, as amended.

(c)	Exhibits

	Exhibit No.	Description	Page

	99.1	Press Release dated January 17, 2006	E-1

Information provided and statements made that are not purely historical are forward -looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and we assume no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions, including the risk of continued delay in the completion of our financial statements. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.  For a further description of these factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: January 17, 2006	/s/Mark T. Schwetschenau

Mark T. Schwetschenau Senior Vice President and Controller (Principal Accounting Officer)